Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of May 15, 2009 (the “Effective Date”), by and between TURNBULL OIL, INC., a Kansas corporation (the “Company”), and Jeff Turnbull, an individual (the “Executive”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of the date hereof, United States Oil & Gas Corporation, a Delaware corporation (the “Parent”) purchased all of the issued and outstanding capital stock of the Company from the Executive;

WHEREAS, prior to the execution of the Securities Purchase Agreement, the Executive served as President of the Company, and the Parent and the Executive desire for Executive to continue serving the Company in such capacity in accordance with the terms and conditions set forth herein, and

WHEREAS, this Agreement is intended to, and shall, set forth the definitive agreement of the parties regarding the subject matter hereof.

AGREEMENT

NOW, THEREFORE, for and in consideration of these recitals and premises, and the respective promises, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.               Employment.  The Company hereby agrees to continue to employ Executive, and Executive hereby accepts such continued employment with the Company upon the terms and conditions hereafter set forth.

Section 2.               Position.  Executive shall serve as President of the Company and a member of the Board of Directors, and shall report directly to the Board of Directors of the Company or such person(s) as the Board of Directors may designate from time to time (the “Service”).

Section 3.               Term.  The term of this Agreement (the “Term”) shall begin on the Effective Date and shall terminate on the third anniversary of the Effective Date (the “Termination Date”).

Section 4.               At-will Employment. Executive’s employment with the Company is “at-will” which means that the employment with Company is for no specific period of time and may be modified or terminated by Company or Executive at any time and for any reason, with or without prior notice and with or without cause; provided, however, that the Company shall not terminate Executive’s Service other than for Cause (as defined herein) while that certain Promissory Note issued by the Parent to the Executive pursuant to the Securities Purchase Agreement remains outstanding.  The at-will nature of the employment may only be altered by a written agreement between Executive and the Company that is approved and executed by the Board of Directors of the Company.

Section 5.               Duties of Executive.  Executive shall have the authority and perform such executive duties as a President would normally perform or as otherwise specified in the bylaws of the Company as in effect on the date of this Agreement, which may change from time to time, and shall perform in addition thereto, such other duties as the Board of Directors of the Company (together with any applicable sub-committee or sub-committees thereof, the “Board”) may request, consistent with Executive’s office and title.  Executive shall devote all of his working time and his best efforts to the performance of his duties under this Agreement and the furtherance of the interests of the Company, except as may otherwise be approved in advance by the Board.

Section 6.               Compensation, Benefits.

(a)            Base Salary.  Commencing on the Effective Date, Executive’s base salary, less applicable statutory deductions and withholdings, shall be $100,000 on an annualized basis (“Base Salary”).  The Base Salary shall be payable at the times and in the manner consistent with the Company’s general policies regarding compensation of executive employees, but in no event less frequently than once each calendar month unless otherwise provided under applicable law.

(b)           Profit Sharing.  Executive shall be eligible to receive additional compensation in the form of Company profit sharing pursuant to the profit sharing plan (the “Profit Sharing Plan”) adopted by the Company in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement.

(c)           Vacation Sick Leave and Holidays.  Executive shall be entitled to paid vacation benefits sick leave and holidays in accordance with applicable Company policies as presently in effect and amended from time to time.

(d)           Benefits.  Executive shall be eligible for and entitled to participate in all other benefit plans and arrangements as may be maintained by the Company for its executive officers in accordance with applicable Company policies and the terms of the applicable benefit plans as presently in effect and amended from time to time, such as, without limitation, any medical, dental, vision, pension, 401(k), and accident, disability, and life insurance benefits.

Section 7.               Termination Payment.

(a)           If Executive’s employment hereunder is terminated by the Company other than for Cause (as defined in Section 6(b) below) the Company shall be obligated to continue during the Term to (i) pay to Executive his Base Salary through the remainder of the Term, (ii) provide the same benefits to the Executive as were provided to him pursuant to Section 6(d) hereof prior to his termination, and (ii) pay to Executive the same percentage of profits distributed pursuant to the Profit Sharing Plan that he had received in the most recent distribution under the Profit Sharing Plan prior to his termination; provided that the Company’s obligation to pay such amounts and provide such benefits, and Executive’s right to receive such amounts and benefits, shall be conditioned upon Executive’s execution of a general release and covenant not to sue the Company and related parties in a form acceptable to the Company (the “General Release”).  Such payment shall be made in accordance with standard Company compensation policies.

(b)           For purposes of this Agreement, “Cause” shall mean:

(i)             Executive’s indictment, conviction of, or plea of nolo contendere or guilty to a felony or any other crime involving moral turpitude or punishment by imprisonment;

(ii)           Executive’s commission of any act of fraud, dishonesty, or misrepresentation which was intended to result in or reasonably likely to cause economic, financial or other injury to the Company, as determined by the Board in its sole discretion;

(iii)           Executive’s continuing willful failure or refusal, in the sole discretion of the Board, to perform the principal duties, functions and responsibilities of his position as required by this Agreement or to follow the reasonable directives of the Board;

(iv)           Gross negligence, insubordination, or material violation by Executive of any duty of loyalty or fiduciary duties to the Company or any other material misconduct on the part of Executive;

(v)            Executive’s violation of any law or regulation applicable to the Company’s business, which violation, in the sole discretion of the Board, is or is reasonably likely to be materially injurious to the Company; or

(vi)           A material breach of this Agreement by Executive, in the sole discretion of the Board.

Section 8.               Covenant Not to Compete.  During the Term and for a period of two years following the Termination Date, the Executive shall not directly or indirectly own, manage, operate, control or be employed by or participate in the ownership, management, operation or control of any Prohibited Business (as defined below) within the geographical area in the state of Kansas in which, as of the Termination Date, the Company or any of its subsidiaries conduct the Prohibited Business.  “Prohibited Business” shall mean the business conducted by the Parent, the Company or any of their direct or indirect subsidiaries on the Termination Date and during the six-month period prior to the Termination Date.

Section 9.               Entire Agreement.  This Agreement constitutes the entire agreement between the Company and Executive regarding Executive’s employment by the Company.

Section 10.             Governing Law; Venue.  The validity, interpretation, construction and performance of` this Agreement will be governed by and construed in accordance with the substantive laws of the State of Kansas, without giving effect to the principles of conflict of laws of such State.

Section 11.             Severability and Reformation.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations or the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 11.

Section 12.             Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and Board.  No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Unless otherwise noted, references to “Sections” are to sections of this Agreement.  The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

Section 13.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.  The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original copy.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereof have executed this Employment Agreement as of the day and year first written above

EXECUTIVE

/s/ Jeff Turnbull

Jeff Turnbull

COMPANY

TURNBULL OIL, INC.

By: /s/ Alex Tawse

Name: Alex Tawse
Title: CEO